EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2017 Third Quarter

Naperville, IL, August 14, 2017 /Accesswire / – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced results for the third quarter ended June 30, 2017.

2017 Fiscal Third Quarter Highlights

●    Revenue for the fiscal 2017 third quarter was approximately $46.1 million, up by approximately 110 % over the amount recorded in the third quarter of fiscal 2016. The revenue for the fiscal 2017 third quarter includes the post merger contract staffing and direct placement services revenue contributed from the recently acquired SNI Companies (“SNI”). Contract staffing services contributed approximately $40.1 million or approximately 87% of revenue and direct placement services contributed approximately $6 million or approximately 13% of revenue. This compares to contract staffing services of approximately $20.3 million or approximately 92.4% of revenue and direct placement services of approximately $1.7 million or approximately 7.6% of revenue respectively for the same quarter of fiscal 2016. Revenue from the combined professional contract and professional direct placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties, was approximately $39.4 million, and represents approximately 85.4 % of total revenue for the 2017 fiscal third quarter.

●    Overall gross margin for the fiscal third quarter ended June 30, 2017 (including direct placement services) was approximately 37.02% compared to approximately 28.54% for the fiscal third quarter ended June 30, 2016. The improvement in the overall gross margin was primarily due to an overall increase in higher margin contract staffing revenue and the change in revenue mix for the 2017 fiscal third quarter vs. the 2016 prior year fiscal third quarter, and greater direct placement revenue (which is recorded at 100% gross margin) for the current year fiscal third quarter contributed by SNI. Professional contract staffing services gross margin increased (excluding direct placement services) for the 2017 fiscal third quarter to approximately 29.3% compared to approximately 26.1% for the 2016 fiscal third quarter. The change in professional contract staffing services gross margin was due to various factors including increased revenue from higher margin customers, decreased revenue from lower margin vendor management systems (VMS) and managed service providers (MSP) customers, higher margin revenue contributed by SNI and specialty revenue mix change. Industrial contract services gross margin for the 2017 fiscal third quarter improved to approximately 14.1% compared to approximately 13.1% for the 2016 fiscal third quarter. The increase in industrial contract services gross margin resulted from better pricing for existing and new customers, the shedding of less profitable customers, and the benefit of lower workers compensation costs.

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●    Selling, general and administrative expenses (SG&A) increased as a percentage of revenue for the 2017 fiscal third quarter and was approximately 34%, compared to approximately 24% of revenue for the 2016 fiscal third quarter, an increase of approximately 10 percentage points. The increase in SG&A resulted primarily from inclusion of SNI’s expenses related to both contract staffing and direct hire revenue contributed to GEE in the 2017 fiscal third quarter. These costs included expenditures for sales and recruitment personnel, performance based commissions and other costs of delivering higher margin professional staffing services. The Company’s SG&A without the results of SNI included in its 2017 fiscal third quarter was consistent as a percentage of revenue with that of the 2016 fiscal third quarter. GEE expects that it will realize a reduction in SG&A expenses as a percentage of revenue from post acquisition cost synergies and anticipates that the savings will begin to positively impact the financial results beginning in the fourth quarter of 2017 and in fiscal 2018.

●    GAAP loss from operations for the 2017 third quarter was approximately $2.4 million compared to GAAP income from operations of approximately $522,000 for the comparable 2016 fiscal third quarter. The 2017 GAAP loss from operations included costs in the aggregate of over approximately $3.4 million related to the SNI merger including acquisition, integration and merger expenses, increased goodwill amortization and depreciation expense.

●    GAAP net loss for the 2017 fiscal third quarter was approximately $6 million, compared to GAAP net income of approximately $528,000 for the comparable 2016 fiscal third quarter. The GAAP net loss for the 2017 third quarter included the impact of the aforementioned costs related to the SNI merger (over approximately $3.4 million) and an increase in interest expense and loss on extinguishment of debt of approximately $2.9 million, related to the refinancing of GEE’s existing indebtedness combined with the financing of the SNI acquisition. The 2016 third quarter GAAP net income included the benefit of approximately $425,000 from a change in contingent consideration.

●    Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, merger and integration expenses, loss on extinguishment of debt and change in contingent consideration (adjusted EBITDA, a non-GAAP financial measure) for the 2017 fiscal second quarter was approximately $1.8 million vs. approximately $1.3 million for the comparable prior year fiscal second quarter (see non-GAAP adjusted EBITDA reconciliation to GAAP net income (net loss) attached to this press release).

●    GEE acquired the award-winning professional staffing and recruitment firm, SNI Companies (“SNI”), via a merger into its wholly owned subsidiary in a transaction which closed early in the third quarter ended June 30, 2017. The SNI acquisition contributed significant revenue and adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure) to GEE’s 2017 third quarter financial results and added a significant breadth of service offerings, a prestigious and diverse client base, a world class leadership group and highly talented recruiters, sales professionals, support staff and associates.

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The aforementioned 2017 Fiscal Third Quarter Highlights and Financial Information should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports filed with the SEC on Form 10Q for the respective periods, Current Reports on Forms 8K & 8K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10K filed with the SEC for the fiscal years ended in 2014, 2015, and 2016. Also, the discussion of financial results in this press release and disclosures regarding the use of non-GAAP financial measures and related schedules attached hereto which reconcile non-GAAP financial measures to the financial information prescribed by GAAP are important to readers to help gain a more comprehensive understanding of the Company’s financial results. The non-GAAP financial measures and metrics of financial results or financial performance presented herein are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, replacements or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections, pro forma data and certain assumptions that are considered forward looking statements and that are predictive or hypothetical in nature and depend on future events. The estimates and assumptions and related projected or pro forma financial results may not be realized nor are they guarantees of future performance.

2017 Third Quarter Financial Results: Discussion

The Company reported consolidated revenue (including the revenue contributed from the recently acquired SNI Companies) of approximately $46.1 million for the fiscal third quarter ended June 30, 2017, up approximately 110% compared to revenue of approximately $22 million for the fiscal third quarter ended June 30, 2016. Contract staffing services contributed approximately $40.1 million or approximately 87% of consolidated revenue and direct placement services contributed approximately $6 million or approximately 13% of consolidated revenue. This compares to contract staffing services revenue of approximately $20.3 million or approximately 92.4% of consolidated revenue and direct placement revenue of approximately $1.7 million or approximately 7.6% of consolidated revenue respectively for the 2016 fiscal third quarter. The increase in contract staffing services revenue of approximately $19.8 million for the 2017 fiscal third quarter over the comparable prior year fiscal third quarter was primarily due to contract staffing services revenue contributed from the SNI acquisition and an increase of approximately $1.4 million in industrial contract staffing services revenue. The professional contract services revenue for the quarter includes staffing and solutions in the information technology, engineering, healthcare and finance and accounting and other higher margin staffing specialties. GEE Group’s strategic plan contains both internal and acquisition growth objectives to increase revenue in the aforementioned higher margin and more profitable professional services sectors of staffing, which represents approximately 85.4% of total revenue for the 2017 fiscal third quarter. Industrial contract services revenue increased for the 2017 fiscal third quarter to approximately $6.7 million vs. $5.4 million for the 2016 fiscal third quarter. The Company’s continued focus on an aggressive sales incentive program, division and branch managerial leadership and improved pricing and profitability from new and existing accounts, in addition to expanded service offerings offered to customers, contributed to the increase in revenue and related profit contribution from that segment.

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GEE Group’s overall staffing services gross profit margin, including direct placement services (recorded at 100% gross margin) for the 2017 fiscal third quarter improved to approximately 37.02% versus approximately 28.54% for the comparable 2016 prior year fiscal third quarter. The change and improvement in the overall gross margin from the comparable prior year fiscal 2016 first quarter was due to several factors, including an increase in both higher margin contract staffing revenue and direct placement revenue primarily contributed from the SNI acquisition and an overall change in revenue mix for the 2017 fiscal third quarter. In the professional contract staffing services segment, the gross margin (excluding direct placement services) improved to approximately 29.3% for the 2017 fiscal third quarter compared to approximately 26.1% for the 2016 fiscal third quarter. The change in professional contract staffing services gross margin was primarily due to higher margin revenue contributed from SNI, decreased revenue from VMS and MSP accounts which have lower margins, specialty revenue mix composition (information technology (IT), engineering, healthcare finance and accounting and other staffing specialties) and higher gross margin from the IT project solutions business. The Company’s industrial staffing services gross margin for the 2017 fiscal third quarter improved by 100 basis points to 14.1% versus approximately 13.1% for the 2016 fiscal third quarter. The increase in industrial services gross margin in the 2017 fiscal third quarter was due to several factors, including the delivery of broader service offerings, an ongoing sales effort resulting in the addition of higher margin new customers, the shedding of less profitable customers and the benefit of reduced worker’s compensation rates.

GEE’s selling, general and administrative expenses (SG&A) for the fiscal third quarter ended June 30, 2017 increased as a percentage of revenue and was approximately 34%, compared to approximately 24% of revenue for the fiscal third quarter ended June 30, 2016. The Company’s increased SG&A of approximately $10.3 million (commissions, sales and recruitment personnel, IT and office support, job boards, rent, etc.) was primarily attributable to expenses related to the delivery of increased higher margin contract staffing and direct placement revenue contributed by SNI to the 2017 fiscal third quarter results. The Company’s 2017 fiscal third quarter SG&A without the inclusion of SNI’s results was consistent with that of the 2016 comparable prior year quarter. GEE’s fiscal 2017 third quarter does not reflect anticipated significant post acquisition cost synergies and reductions in duplicative and nonessential expenses, the financial benefits of which are expected to begin to be realized in the 2017 fourth quarter and in the fiscal year ending in 2018.

GEE Group recorded a GAAP loss from operations of approximately $2.5 million for the fiscal third quarter ended June 30, 2017, compared to GAAP income from operations of approximately $522,000 for the fiscal third quarter ended June 30, 2016. The GAAP loss from operations included costs in the aggregate of over approximately $3.4 million related to the SNI acquisition. These expenses included acquisition, merger and integration costs as well as increased goodwill amortization and depreciation expenses. GAAP net loss for the fiscal third quarter ended June 30, 2017 was approximately $6 million, compared to GAAP net income for the fiscal third quarter ended June 30, 2016 of approximately $528,000. The GAAP net loss for the fiscal 2017 third quarter included the aforementioned costs related to the SNI merger of over approximately $3.4 million plus increased interest expense and loss on extinguishment of debt of approximately $2.9 million related to the refinancing of GEE’s existing indebtedness, together with the financing of the SNI acquisition. The GAAP net income for the 2016 fiscal third quarter included the benefit of $425,000 from a change in contingent consideration.

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The Company’s adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, integration, and restructuring expenses, change in contingent consideration and loss on extinguishment of debt (adjusted EBITDA, a non-GAAP financial measure) was approximately $1.8 million for the fiscal third quarter ended June 30, 2017, compared to approximately $1.3 million for the fiscal third quarter ended June 30, 2016.

GEE Group uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors .These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10Q filed with the SEC for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliation of non-GAAP adjusted EBITDA to GAAP net income (net loss) is provided in a schedule that is a part of this press release.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “During the 2017 third quarter, we successfully closed the SNI acquisition which had a positive impact on GEE’s revenue and adjusted EBITDA. We expect that SNI will significantly contribute to the future revenue and cash flow of the Company through its broad service offerings and expansive geographic footprint. In addition, we have started the integration process and are continuing to streamline our business processes. We anticipate and expect that GEE will realize post acquisition economies of scale and cost synergies beginning in the 2017 fourth quarter and into fiscal 2018. GEE will continue to fuel organic growth by selectively adding high caliber sales and recruiting talent to meet the needs of our clientele while growing our top and bottom lines. Our pipeline of great companies contemplating joining GEE through acquisition is stellar and continues to grow and we will accelerate our aggressive external growth from this outstanding list of staffing solutions providers.”

Mr. Dewan added, “The use of contingent labor in the ‘gig economy’ is robust and the demand for our services continues to be strong in a very tight domestic job market. With GEE’s enhanced service capability and its expanded geographic footprint, we expect to achieve continued growth in revenue and profitability. We credit the entire field organization for their efforts during this rapid growth phase of our Company as they are helping us to broaden our customer base, improve our operational efficiency and provide outstanding customer service.”

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Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses, the change in contingent consideration, acquisition, integration and restructuring costs and loss on extinguishment of debt. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss and income or loss from operations as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliation of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA is attached hereto.

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (net loss)

Quarter Ended June 30,

(In thousands)

	2017	2016
Net income (net loss), GAAP	$(6,020)	$528
Interest expense, net	2,378	418
Income tax expense	202	1
Depreciation expense	178	103
Amortization expense	1,570	415
Stock compensation & stock option expense	255	202
Acquisition, integration & restructuring	2,206	29
Change in contingent consideration	-	(425)
Loss on extinguishment of debt	994
Non-GAAP adjusted EBITDA	$1,763	$1,271

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants ; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Andrew J. Norstrud

813.803.8275

invest@genp.com

SOURCE: GEE Group Inc.

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